Exhibit 10.2

FORM OF STOCKHOLDER TENDER AGREEMENT

STOCKHOLDER TENDER AGREEMENT (this "Agreement"), dated as of January 5, 2009, is by and among Endo Pharmaceuticals, a Delaware corporation ("Parent"), [   ], a Delaware corporation and a direct, wholly-owned Subsidiary of Parent ("Merger Sub") and [                        ] ("Stockholder")

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Common Stock, par value $0.001 (the "Company Common Stock") of Indevus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), set forth opposite the name of Stockholder on Schedule I hereto;

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time (the "Merger Agreement"), which provides, among other things, for Merger Sub to commence a tender offer for all of the issued and outstanding shares of Company Common Stock (the "Offer") and, following the completion of the Offer, the merger of Merger Sub with and into the Company (the "Merger")  upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor,  Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.     Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)         Stockholder (i) is the record and beneficial owner of the  shares of Company Common Stock (together with any shares of Company Common Stock which such Stockholder may acquire at any time in the future during the term of this Agreement, the "Shares") set forth opposite Stockholder's name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or any performance based stock units, restricted stock, deferred stock units, option (including any granted pursuant to a Company Option Plan), or warrant to acquire shares of Company Common Stock or other right or security convertible into or exercisable or exchangeable for shares of Company Common Stock.

(b)         Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c)         This Agreement has been validly executed and delivered by Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub,  constitutes the valid and binding obligation of Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(d)         Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which Stockholder or Stockholder's assets are bound.   The consummation by Stockholder of the transactions contemplated hereby will not (i) violate any provision of any judgment, order or decree applicable to Stockholder or (ii) to the knowledge of the Stockholder, require any consent, approval, or notice under any statute, law, rule or regulation applicable to Stockholder other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement.

(e)         The Shares and the certificates, if any, representing the Shares owned by Stockholder are now, and at all times during the term hereof will be, held by Stockholder, by a nominee or custodian for the benefit of Stockholder or by the depository under the Offer, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights (other than community property interests), understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of such Shares (collectively, "Encumbrances"), except for (i) any such Encumbrances arising hereunder (in connection therewith any restrictions on transfer or any other Encumbrances have been waived by appropriate consent), (ii) any rights, agreements, understandings or arrangements which represent a financial interest in cash received upon sale of the Shares and (iii) Encumbrances imposed by federal or state securities laws (collectively, "Permitted Encumbrances").

SECTION 2.     Representations and Warranties of Parent and Merger Sub.  Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a)         Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and the Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)         This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and constitute the valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c)         Neither the execution and delivery of this Agreement or the Merger Agreement by each of Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby will result in a violation of, or a default under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound.  The consummation by Parent and Merger Sub of the transactions contemplated by this Agreement or the Merger Agreement will not (i) violate any provision of any judgment, order or decree applicable to Parent or Merger Sub or (ii) require any consent, approval or notice under any statute, law, rule or regulation applicable to either Parent or Merger Sub, other than (x) filings under the Exchange Act and the rules and regulations promulgated thereunder and (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.

SECTION 3.     Tender of the Shares.

(a)         Stockholder hereby agrees that it shall irrevocably tender (and deliver any certificates evidencing) its Shares, or cause its Shares to be irrevocably tendered, into the Offer promptly following, and in any event no later than the fifth (5th) business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances (other than Permitted Encumbrances); provided that  Parent and Merger Sub agree that Stockholder may withdraw its Shares from the Offer at any time following the termination of this Agreement or as otherwise provided pursuant to Section 9 hereof; and further provided that Stockholder shall not be required, for purposes of this Agreement, to exercise any unexercised Company Options held by Stockholder.

(b)         If the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is terminated prior to the purchase of Shares in the Offer, Parent and Merger Sub shall promptly return, and shall cause any depository or paying agent, including the Paying Agent, acting on behalf of Parent and Merger Sub, to return all tendered Shares to the Stockholder.

SECTION 4.     Transfer of the Shares; Other Actions.

(a)         Prior to the termination of this Agreement, except as otherwise provided herein (including pursuant to Section 3 or Section 5) or in the Merger Agreement, Stockholder shall not, and shall cause each of its subsidiaries not to: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Encumbrances (other than Permitted Encumbrances) on or consent to any of the foregoing ("Transfer"), any or all of the Shares or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares with respect to any matter that is, or that is reasonably likely to be exercised in a manner, inconsistent with the transactions contemplated by the Merger Agreement or the provisions thereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing.

(b)         Notwithstanding the foregoing, Stockholder may make (a) Transfers of Shares by will or by operation of law or other transfers for estate planning purposes, in which case any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, (b) with respect to such Stockholder’s Company Options which expire on or prior to the Termination Date, to the extent permitted by the Company Stock Plans, Transfers of Shares to the Company as payment for the (I) exercise price of such Stockholder’s Company Options and (II) taxes applicable to the exercise of such Stockholder’s Company Options, and (c) as Parent may otherwise agree in writing in its sole discretion.

(c)         Upon receipt of payment in full for all of its Shares pursuant to the Merger Agreement, Stockholder agrees that any and all rights incident to his or her ownership of Shares (including any rights to recover amounts, if any, that may be determined to be due to any stockholder or former stockholder of the Company), including but not limited to rights arising out of a such Stockholder's ownership of Shares prior to the transfer of such Shares to Merger Sub or Parent pursuant to the Offer or pursuant to the Merger Agreement, shall be transferred to Merger Sub and Parent upon the transfer to Merger Sub or Parent of such Stockholder's Shares.

SECTION 5.     Grant of Irrevocable Proxy; Appointment of Proxy.

(a)         Without in any way limiting Stockholder's right to vote the Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, Stockholder hereby irrevocably grants to, and appoints,

Parent and any designee thereof, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to attend any meeting of the stockholders of the Company on behalf of such Stockholder, to include such Shares in any computation for purposes of establishing a quorum at any meeting of stockholders of the Company, and to vote all Shares beneficially owned or controlled by such Stockholder (the "Vote Shares"), or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company (i) in favor of the Merger or any other transaction pursuant to which Parent proposes to acquire the Company, whether by tender offer or merger, in which stockholders of the Company would receive aggregate consideration per share of  Company Common Stock equal to or greater than the consideration to be received by such stockholders in the Offer and the Merger and otherwise on the same terms as the Offer and the Merger and/or (ii) against any action or agreement which would in any material respect impede, interfere with or prevent the Offer or the Merger, including, but not limited to, any other extraordinary corporate transaction, including, a merger, acquisition, sale, consolidation, reorganization or liquidation involving the Company and a third party, or any other proposal of a third party to acquire the Company or all or substantially all of the assets thereof.

(b)         Stockholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

(c)         Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section or in Section 9 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.  If during the term of this Agreement for any reason the proxy granted herein is not irrevocable, then such Stockholder agrees that it shall vote its Shares in accordance with Section 5(a) above as instructed by Parent in writing.  The parties agree that the foregoing shall be a voting agreement created under Section 218 of the DGCL.

SECTION 6.     Company Takeover Proposals; Non-Solicitation.

(a)         Company Takeover Proposals

(i)                 Stockholder will notify Parent and Merger Sub immediately following Stockholder’s learning of such if any Company Takeover Proposals are received by, or, in connection with any Company Takeover Proposal, any information is requested from or any negotiations or discussions are sought to be initiated or continued with, Stockholder or Stockholder's employees, investment bankers, attorneys, accountants or other agents, if any, which notice shall include the identity of the Person making such information request or Company Takeover Proposal and the material terms and conditions of  such Company Takeover or information request.

(b)         No Solicitation.

(i)                 Stockholder shall not, nor shall it authorize or permit any of his or her Representatives to, directly or indirectly, (A) solicit, initiate or encourage, or take any other action designed to, or which is reasonably expected to, facilitate, any Company Takeover Proposal, (B) enter into any agreement with respect to any Company Takeover Proposal or (C) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, any proposal that constitutes, or is reasonably expected to lead to, any Company Takeover Proposal.  The Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any proposal that constitutes, or is reasonably expected to lead to, any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished.  It is understood that this Agreement limits the rights of Stockholder only to the extent that Stockholder is acting in Stockholder's capacity as a stockholder of the Company, and nothing herein shall be construed as preventing Stockholder, as an officer or director of the Company, or as a trustee or fiduciary of any employee benefit plan or trust, from fulfilling the obligations of such office (including, subject to the limitations contained in Section 6.5 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of Stockholder acting solely in his or her capacity as an officer or director, trustee or fiduciary).

SECTION 7.     Directors and Officers.  This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Company Stockholder and/or holder of Company Options. performance based stock units, restricted stock or deferred stock units, and not in such Stockholder’s capacity as a director, officer or employee of the Company or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 8.     Further Assurances.  Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties'

obligations under this Agreement, including without limitation to vest in Parent the power to vote the Shares to the extent contemplated by Section 6 hereof.

SECTION 9.     Termination.

(a)         This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i)    termination of the Merger Agreement for any reason;

(ii)   the Effective Time;

(iii)  such date and time as (A) any amendment or change to the Merger Agreement is effected without Stockholder’s consent that decreases the Offer Price, or (B) any amendment or change to the Merger Agreement that is not approved by the Board of Directors of the Company is effected without Stockholder's consent that materially and adversely affects Stockholder; or

(iv)  the mutual written consent of Parent and Stockholder

(b)         Sections 10 and 13(e) hereof shall survive the termination of this Agreement.

SECTION 10.   Expenses.  All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

SECTION 11.   Public Announcements.  Stockholder (in his capacity as a stockholder of the Company and/or signatory to this Agreement) shall not make any public announcement regarding this Agreement and the transactions contemplated hereby, without the prior written consent of Parent.

SECTION 12.   Adjustments. In the event of (a) any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that Stockholder shall become the beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement shall apply to the shares of Company Common Stock held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.  In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5 hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Shares hereunder.

SECTION 13.   Miscellaneous.

(a)         Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (receipt confirmed), facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder, to:

[    ]
Attention: [    ]
Telephone: [    ]
Facsimile:  [    ]

with copies to:

[    ]
[    ]
Fax No: [    ]
Attention: [     ]

If to Parent or Merger Sub, to:

Endo Pharmaceuticals Holdings Inc.
100 Endo Boulevard
Cadds Ford, PA  19317
Fax no: (610) 558-9864
Attention: Caroline B. Manogue, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telephone:    (212) 735-3000
Facsimile:      (212) 735-2000
Attention:      Eileen T. Nugent, Esq.

(b)         Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)         Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(d)         Entire Agreement, No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e)         Governing Law, Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

(f)          Waiver of Jury Trial.  EACH OF PARENT, MERGER SUB AND STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(f).

(g)         Assignment.  Prior to the earlier to occur of (i) the termination of the Merger Agreement or (ii) the consummation of the Merger, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly owned subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly owned subsidiaries of Parent; provided, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement.  Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)         Severability of Provisions.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)          Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)          Amendment.  No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k)         Binding Nature.  This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

(l)          FIRPTA Certificates.  Prior to the purchase of Shares pursuant to Section 3 hereof, Stockholder shall provide to Parent, Merger Sub or the Exchange Agent, as the case may be, a certificate of non-foreign status as provided in Treasury Regulation Section 1.1445-2(b) (the "FIRPTA Certificate").  If a Stockholder fails to deliver the FIRPTA Certificate, Parent, Merger Sub or the Exchange Agent, as the case may be, shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from amounts otherwise payable to Stockholder pursuant to the Merger Agreement or this Agreement.

(m)         No Recourse.  Parent and Merger Sub agree that Stockholder (in his capacity as a stockholder of the Company) will not be liable for claims, losses, damages, liabilities or other obligations resulting from the Company's breach of the Merger Agreement.

(n)         No Ownership Interest.  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT

By:
Name:
Title:

MERGER SUB

By:
Name:
Title:

[STOCKHOLDER]]

By:
Name:

Name and Address	Company Common Stock	Vested Options	Unvested Options	Restricted Stock	Performance Based Stock Units	Deferred Stock Units

TOTAL

I-1